Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-185096 of our report dated March 30, 2012, relating to the consolidated financial statements of Power Solutions International, Inc. and subsidiaries as of December 31, 2011, and for each of the two years in the period ended December 31, 2011, appearing in the Annual Report on Form 10-K of Power Solutions International, Inc. for the year ended December 31, 2012.

/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP

Chicago, Illinois

September 13, 2013